                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:
   | | Preliminary Proxy Statement         |_| Confidential, For Use of the Com-
                                               mission Only (as permitted by
                                               Rule 14a-6(e)(2))
   |X| Definitive Proxy Statement
   |_| Definitive Additional Materials
   |_| Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       AMPAL-AMERICAN ISRAEL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   |X| No fee required.
   |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     (5) Total fee paid:

--------------------------------------------------------------------------------
     |_| Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------
     |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration no.:

--------------------------------------------------------------------------------
     (3) Filing Party:

--------------------------------------------------------------------------------
     (4) Date Filed:

--------------------------------------------------------------------------------

                        AMPAL-AMERICAN ISRAEL CORPORATION
                           1177 Avenue of the Americas
                            New York, New York 10036
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 9, 1998
                           --------------------------
Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of the shareholders of Ampal-American Israel Corporation (the "Company" or "Ampal") which will be held at the offices of Bank Hapoalim B.M., 1177 Avenue of the Americas, 14th Floor, New York, New York 10036, on Tuesday, June 9, 1998, at 9:00 a.m., local time, to consider and act upon the following matters:

     1. To elect directors for the ensuing year, to serve until their successors shall be elected and qualified;

     2.   To approve the Company's 1998 Long-Term Incentive Plan;

     3. To approve the grant of options and purchase rights to Dr. Yehoshua Gleitman, the Company's Chief Executive Officer; and

     4. To transact such other business as may properly come before said meeting or any adjournment thereof.

     Information regarding the matters to be acted upon at the Annual Meeting is contained in the accompanying Proxy Statement.

     The close of business on April 27, 1998, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

     Please vote, date, sign and mail the enclosed Proxy in the return envelope. You will not need postage if you mail it in the United States. A prompt response will be helpful and appreciated.

                                     By Order of the Board of Directors,

                                     ISAIAH HALIVNI
                                     Vice President-Legal and Secretary

New York, New York
May 20, 1998
-------------------------------------------------------------------------------
Your vote is important. Please date, sign, and mail promptly the enclosed proxy, for which a return envelope is provided, even if you plan to attend the Annual Meeting. No postage is required if mailed in the United States.
-------------------------------------------------------------------------------

                        AMPAL-AMERICAN ISRAEL CORPORATION

                                 PROXY STATEMENT
                                       for
                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 9, 1998

     This Proxy Statement is being furnished to the holders of Class A Stock, $1.00 par value (the "Class A Stock"), of Ampal-American Israel Corporation (the "Company" or "Ampal") in connection with the solicitation of proxies on behalf of its Board of Directors (the "Board") for use at the annual meeting of the shareholders of the Company to be held on June 9, 1998 (the "Annual Meeting"). In an effort to present the information contained in this Proxy Statement in a clear manner, the Company has decided to use a question and answer format.

Q:  What am I voting on?

    -   Election of Ampal's directors;

    -   Approval of Ampal's 1998 Long-Term Incentive Plan (the "Plan"); and

    - Approval of the grant of options and purchase rights to Dr. Yehoshua Gleitman, Ampal's Chief Executive Officer.

Q:   Who is entitled to vote?

     Holders of the Class A Stock as of the close of business on April 27, 1998 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. At such date, the Company had 23,868,766 shares of Class A Stock outstanding (excluding treasury shares). Each shareholder is entitled to one vote for each share of Class A Stock held on the Record Date. The Class A Stock does not have cumulative voting rights.

Q:   How can I get a copy of Ampal's Annual Report on Form 10-K?

     Upon request, the Company will provide without charge to any shareholder entitled to vote at the Annual Meeting a copy of its Annual Report to the Securities and Exchange Commission (the "SEC") on Form 10-K for 1997. Such request should be made to the Secretary of the Company at the address shown on the accompanying Notice of Annual Meeting of Shareholders.

Q:   How can I review Ampal's financial statements for 1997?

     A copy of Ampal's Annual Report to the Shareholders for 1997 containing the Company's 1997 audited financial statements has been mailed to all holders of Class A Stock with this Proxy Statement. The approximate mailing date of this Proxy Statement, the Form of Proxy and the Annual Report is May 20, 1998.

Q:   Who are the principal shareholders of Ampal and how will they vote?

     As of the Record Date, Rebar Financial Corp. ("Rebar") was the holder of approximately 42.5% of the outstanding Class A Stock and Bank Hapoalim B.M. ("Hapoalim") was the holder of approximately 25.8% (assuming conversion of Ampal's preferred shares held by Hapoalim) of the outstanding Class A Stock. Rebar and Hapoalim are the only holders of more than 10% of the Class A Stock known to the Company. (See page 13 for more details regarding the principal shareholders.) Rebar and Hapoalim have advised the Company that they will vote in favor of (i) the Company's slate of nominees for directors, (ii) the Plan, and (iii) the grant of options and purchase rights to Dr. Gleitman. Since the Class A Stock is the only outstanding voting stock of the Company, Rebar and Hapoalim together will be able to determine the outcome of all matters requiring the affirmative vote of a majority of the outstanding shares or of "votes cast."

Q:   Who is bearing the cost of preparing this Proxy Statement?

     The cost of preparing, assembling and mailing the Notice of Annual Meeting of Shareholders, this Proxy Statement and the Form of Proxy is being borne by the Company. The Company will also reimburse brokers who are holders of record of shares of the Company for their expenses in forwarding proxies and proxy soliciting material to the beneficial owners of the shares held by them.

Q:   Besides shareholders, who else will attend the Annual Meeting?

     Some of the directors of Ampal, senior management of the Company, representatives of Arthur Andersen LLP, whom Ampal has selected to be its independent accountants, and representatives of ChaseMellon Shareholder Services, the Company's transfer agent, will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

Q:   What constitutes a quorum?

     The holders of record of one-third of the outstanding Class A Stock constitute a quorum for the Annual Meeting. Since as of the Record Date, 23,868,766 shares of Class A Stock were outstanding (excluding treasury shares), a quorum equals 7,956,256 shares of Class A Stock.

Q:   How do I vote using the proxy?

     Sign your name exactly as it appears in the proxy, and return it in the enclosed prepaid envelope. IF YOU SIGN YOUR PROXY BUT DO NOT INDICATE YOUR VOTING PREFERENCES, YOUR VOTE WILL BE COUNTED FOR ALL OF MANAGEMENT'S NOMINEES FOR DIRECTORS, APPROVAL OF THE PLAN AND APPROVAL OF THE GRANT OF OPTIONS AND PURCHASE RIGHTS TO DR. GLEITMAN.

Q:   May I revoke my proxy?

     A proxy may be revoked at any time before it is exercised at the Annual Meeting by notifying the Company's Secretary in writing, or by returning a later-dated proxy. You may also revoke your proxy by voting in person at the meeting (although your attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy).

Q:   How many votes are needed for the approval of each item?

     There are differing vote requirements for each of the proposals. The election of a nominee requires a plurality of the votes cast by the holders of shares entitled to vote at the Annual Meeting. (Proxies cannot be voted for a greater number of persons than the number of nominees listed in the Proxy Statement.) The approval of the Plan and grant of options and purchase rights to Dr. Gleitman requires the affirmative vote of a majority of the votes cast by the holders of shares entitled to vote at the Annual Meeting.

Q:   Can I abstain?

     Yes, however, abstentions and "broker non-votes" (i.e. proxies submitted by brokers that do not indicate a vote for some of the proposals because the holders do not have discretionary voting authority and have not received instructions from the beneficial owners on how to vote) will not be considered "votes cast" for purposes of determining the number of affirmative votes required to approve a proposal. Abstentions, broker non-votes, and instructions on the accompanying proxy to withhold authority to vote for one or more of the nominees will therefore not affect the outcome of any of the proposals.

Q:   Will any other matters be brought before the Annual Meeting?

     The management does not presently know of any other matters which will be brought before the Annual Meeting. If, however, other matters requiring the vote of the shareholders, not now known or contemplated, do properly come before the meeting or any adjournment thereof, it is the intention of the persons named to vote the proxies held by them in accordance with their judgment in such matters.

THE FOLLOWING QUESTIONS AND ANSWERS RELATE TO THE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS.

Q:   How many directors does Ampal have?

     The Company's By-Laws provide that the entire Board shall be constituted of not less than 3 nor more than 29 persons, with the actual number serving set by the Board or the shareholders. The Board has set the number of directors, as of the date of the Annual Meeting, at 8.

Q:   Who recommended the Company's slate of nominees?

     Pursuant to the Stock Purchase Agreement, dated May 12, 1996, among Atad Hevra Lahashkaot Limited, a wholly-owned subsidiary of Hapoalim, Rebar, Daniel Steinmetz, Benjamin Steinmetz and Raz Steinmetz, for the Annual Meeting, Ampal will nominate directors recommended by Hapoalim, in proportion to Hapoalim's holdings in Ampal. Of the nominees set forth in this Proxy Statement and nominated by the Board, six were recommended by Rebar and two by Hapoalim.

Q:   Who are management's nominees for directors?

     The following is a description of the nominees, their ages, their principal occupations for the past five years and their tenure on the Board of Directors. All nominees are members of the present Board.

     MICHAEL ARNON, 73, was Chairman of the Board of Directors of Ampal from November 1990 to July 1994. From July 1986 until November 1990, he was President and Chief Executive Officer of Ampal. He became a director of Ampal in 1986.

     BENZION BENBASSAT, 60, has been the President and Chief Executive Officer of D.R.B. Investments Ltd., an investment company of which Messrs. D. Steinmetz and R. Steinmetz are controlling persons, for more than the past five years. He became a director of Ampal in 1997.

     YAACOV ELINAV, 53, has been a Senior Deputy Managing Director of Hapoalim since August 1992. He became a director of Ampal in 1992.

     HILLEL PELED, 50, has been President of Inveco International, Inc., a private investment company, since January 1990. From January 1982 to June 1986, he served as Vice President-Finance and Treasurer of Ampal. He became a director of Ampal in 1996.

     SHIMON RAVID, 61, has been a Joint Managing Director of Hapoalim since February 1994. From October 1989 until February 1994, he was a Senior Deputy Managing Director of Hapoalim. He became a director of Ampal in 1990.

     MICHAEL W. SONNENFELDT, 42, has been a Managing Director of MUUS & Company LLC since April 1998. Prior to April 1998, he was the Managing Director of Emmes & Company LLC, a private real estate investment group headquartered in New York City for more than five years. He became a director of Ampal in 1996.

     DANIEL STEINMETZ, 60, has managed family diamond trading businesses in Israel for more than the past five years. He became a director of Ampal in 1997. Mr. Steinmetz is the father of Raz Steinmetz.

     RAZ STEINMETZ, 34, has managed various investments for his family, including real estate, financial investments and others, since September 1994. From September 1993 through September 1994, he worked as a trainee at Republic National Bank of New York. From September 1991 through July 1993, he attended University of Pennsylvania, Wharton Business School, where he received a Masters Degree in Business Administration. He became a director of Ampal in 1996 and Chairman of the Executive Committee in December 1996. Mr. Steinmetz is the son of Daniel Steinmetz.

Q:   What happens if a nominee become unavailable for election?

     In case any nominee should become unavailable for election to the Board for any reason, which is presently neither known nor contemplated, the persons named in the proxy will have discretionary authority in that instance to vote the proxies for a substitute.

Q:   For how long will each director serve?

     Each director will serve for a term of one year and until his or her successor shall be elected and qualified.

Q:   What type of compensation do directors receive?

     Directors of Ampal (other than Mr. Lawrence Lefkowitz, who resigned as a director on March 26, 1997, and Mr. R. Steinmetz) receive $500 per Board meeting attended. The Chairman of the Board receives $2,000 per Board meeting attended. Such persons also receive the same amount for attendance at meetings of committees of the Board, provided that such committee meetings are on separate days and on a day other than the day of a regularly scheduled Board meeting.

Q:   Does the Board of Directors have any committees?

     Yes. The current committees consist, in part, of directors who will not continue to be directors after the Annual Meeting. The Board will elect new members to the various committees after the Annual Meeting. The current members, activities and functions of the various committees are as follows:

Audit Committee
         Members: Directors Evelyn Sommer (Chair), Arie Abend and Kenneth L.
                  Henderson
         Number of Meetings in 1997: 2
         Number of times acted by written consent in 1997: 0
         Function: Reviews functions of the outside auditors, auditors' fees and related matters.

Executive Committee
         Members: Directors Elinav, D. Steinmetz and R. Steinmetz. Dr. Gleitman
                  is a member ex officio.
         Number of Meetings in 1997: 3
         Number of times acted by written consent in 1997: 13
         Function: Meets as necessary between regularly scheduled Board meetings, and consistent with certain statutory limitations, exercises all authority of the Board.

MIRS Financing Committee

         Members: Directors Benbassat, D. Steinmetz and R. Steinmetz. Dr.
                  Gleitman is a member ex officio.
         Number of Meetings in 1997: 0
         Number of times acted by written consent in 1997: 0
         Function: Approves any financing required in connection with the purchase from Motorola Communications Israel Ltd. ("Motorola Israel") of a one-third interest in its shared networks operations.

Related Party Transactions Committee
         Members: Directors Abend, Henderson and Sommer.
         Number of Meetings in 1997: 2
         Number of times acted by written consent in 1997: 1
         Function: Reviews and passes upon the fairness of business transactions between Ampal and related parties.

Stock Option Committee
         Members: Directors Peled (Chair), Arnon and Sommer.
         Number of Meetings in 1997: 2
         Number of times acted by written consent in 1997: 1
         Function: Administers the Company's 1993 Stock Option Plan and other option grants and will administer the Plan, if approved at the Annual Meeting.

Ampal does not have a nominating committee or compensation committee. The Executive Committee determines the Company's policy regarding executive compensation.

Q:   Did all directors attend all of the Board and Committee meetings in 1997?

     Other than Ms. Evelyn Sommer (a current director of Ampal who is not a nominee to continue as a director after the Annual Meeting), Mr. Sonnenfeldt and Mr. Harry B. Henshel (who was a director of Ampal until May 28, 1997), all directors attended more than 75% of the aggregate of (1) the total number of Board of Directors meetings held during the period in 1997 for which such individual was a director and (2) the total number of meetings held by all committees of the Board on which such individual served in 1997 (during the period of such service).

Q:   Who are the Company's executive officers?

     Executive officers are elected annually by the Board. The description of Mr. Daniel Steinmetz, Chairman of the Board of Directors of Ampal, can be found above with the descriptions of the nominees for the Board. The following is a description of the executive officers, other than Mr. D. Steinmetz, their ages, their positions and offices with Ampal or its subsidiaries and their principal occupations and employment during the past five years.

     YEHOSHUA GLEITMAN, 48, has been Chief Executive Officer of Ampal since May 1997 and Managing Director of Ampal (Israel) Ltd. ("Ampal (Israel)"), a wholly-owned subsidiary of Ampal, head of Ampal's Israeli operations, since April 1, 1997. From August 1996 until February 1997, he was Director General of the Israeli Ministry of Industry and Trade and was Chief Scientist at the Ministry of Industry and Trade from January 1993 through February 1997.

     ISAIAH HALIVNI, 31, has been Vice President-Legal and Secretary of Ampal since February 1997. From November 1993 until January 1997, he was an associate at Kronish, Lieb, Weiner & Hellman LLP. From October 1992 until May 1993, he was an attorney employed by Yigal Arnon & Co., a Tel Aviv law firm.

     ALLA KANTER, 40, has been Vice President-Accounting of Ampal since September 1995 and Controller of Ampal since August 1990.

     MIRI LENT SHARIR, 41, has been Assistant Vice President-Israel Operations of Ampal since July 1988 and has been employed by Ampal (Israel) for more than five years. She also serves as a director of Carmel Container Systems Limited (of which the Company, as of December 31, 1997, directly and indirectly owned 20.7%).

     SHLOMO MEICHOR, 40, assumed the duties of Vice-President Finance and Treasurer of Ampal on April 1, 1998. For more than the past five years, Mr. Meichor was the Finance and Operations Manager of Digital Semi-Conductors Israel, a semi-conductor subsidiary of Digital Equipment Corporation.

Q:   How are the Company's executives compensated?

     The table below presents information regarding remuneration paid or accrued for services to Ampal and its subsidiaries by the executive officers named below during the three fiscal years ended December 31, 1997, 1996 and 1995.

EXECUTIVE COMPENSATION TABLE
----------------------------

                                           Annual Compensation
                             -------------------------------------------------
Name and Principal                                                Other Annual          All Other
    Position                 Year     Salary       Bonus          Compensation        Compensation
------------------           ----     ------       -----          ------------        -------------
Yehoshua Gleitman(1)         1997     $179,756                    $23,843(2)           $  37,444 (3)
 (Chief Executive Officer)

Lawrence Lefkowitz(4)        1997       221,324                     8,720(2)              33,203 (5)
 (President)                 1996       220,851                     8,123(2)              28,800 (6)
                             1995       212,351     $16,335         9,088(2)              26,055 (7)

Moshe Mor(8)                 1997       155,707                                          224,126 (9)
 (Executive Vice             1996       193,751                                           35,834(10)
  President)                 1995       145,880      37,185                               27,267(11)

Alan L. Schaffer(12)         1997       147,950                                           19,378(13)
 (Vice President-Finance     1996       147,950                                           19,527(14)
  and Treasurer)             1995       142,250      10,942                               16,467(15)

Miri Lent Sharir             1997       132,418                                           29,842(16)
 (Assistant Vice             1996       120,272                                           27,363(17)
  President-Israel           1995       111,767      29,880                               24,932(18)
  Operations)

Raz Steinmetz(19)            1997       100,342                     5,599(2)              21,219(20)
 (Chairman of the
  Executive Committee)


----------

(1) Dr. Gleitman was appointed Chief Executive Officer of Ampal on May 28, 1997. Effective April 1, 1997, he was named Managing Director of Ampal (Israel). Dr. Gleitman is employed by Ampal pursuant to an employment agreement dated May 28, 1997 and his salary is $240,000 (payable in New Israeli Shekels) per annum, (plus benefits and the use of a company car) adjusted annually in accordance with changes in the United States consumer price index. Dr. Gleitman is paid by Ampal (Israel). Either party may terminate this agreement upon three months written notice for each year of Dr. Gleitman's employment up to a maximum of nine months.

(2) Consists of amounts reimbursed for the payment of taxes.

(3) Comprised of Ampal (Israel)'s contribution pursuant to: (i) Ampal (Israel)'s pension plan of $23,962 and (ii) Ampal (Israel)'s education fund of $13,482.

(4) By agreement between Ampal and Hapoalim, beginning in January 1996, Hapoalim reimburses Ampal $120,000 per annum for Mr. Lefkowitz's legal services. (Previously, Hapoalim had reimbursed Ampal $100,000 per annum for Mr. Lefkowitz's services.) Mr. Lefkowitz is employed pursuant to an employment agreement, expiring September 12, 1998, providing for the payment of salary which shall not be less than the salary paid to him in 1992 ($191,961) (plus benefits and the use of a company car) and which salary is subject to annual review. Mr. Lefkowitz resigned as President and Director of Ampal on March 26, 1998 but will continue as an employee of Ampal until September 1998.

(5) Comprised of Ampal's contribution pursuant to (i) Ampal's Pension Plan of $16,592; (ii) Ampal's Supplementary Executive Retirement Plan of $12,111 and
(iii) Ampal's Savings Plan of $4,500. See below for a description of such plans.

(6) Comprised of Ampal's contribution pursuant to (i) Ampal's Pension Plan of $15,476; (ii) Ampal's Supplementary Executive Retirement Plan of $8,899 and
(iii) Ampal's Savings Plan of $4,425.

(7) Comprised of Ampal's contribution pursuant to (i) Ampal's Pension Plan of $15,562; (ii) Ampal's Supplementary Executive Retirement Plan of $9,993 and
(iii) Ampal's Savings Plan of $500.

(8) Mr. Mor resigned as Executive Vice President of Ampal, effective April 12, 1997, though he continued to be an employee of Ampal (Israel) until January 18, 1998.

(9) Comprised of (i) a one-time severance payment of $195,713 made by Ampal (Israel) in January 1998; (ii) an Ampal (Israel) contribution to its pension plan in the amount of $18,444 and (iii) an Ampal (Israel) contribution to its education fund in the amount of $9,969.

(10) Comprised of Ampal (Israel)'s contribution to (i) Ampal (Israel)'s pension plan of $23,364 and (ii) Ampal (Israel)'s education fund of $12,470.

(11) Comprised of Ampal (Israel)'s contribution to (i) Ampal (Israel)'s pension plan of $17,982 and (ii) Ampal (Israel)'s education fund of $9,285.

(12) Mr. Schaffer resigned as Vice President-Finance and Treasurer of Ampal effective April 1, 1998.

(13) Comprised of Ampal's contribution pursuant to (i) Ampal's Pension Plan of $14,963 and (ii) to Ampal's Savings Plan of $4,415.

(14) Comprised of Ampal's contribution pursuant to (i) Ampal's Pension Plan of $15,117 and (ii) Ampal's Savings Plan of $4,410.

(15) Comprised of Ampal's contribution pursuant to (i) Ampal's Pension Plan of $15,562; (ii) Ampal's Supplementary Executive Retirement Plan of $405 and (iii) Ampal's Savings Plan of $500.

(16) Comprised of Ampal (Israel)'s contribution to (i) Ampal (Israel)'s pension plan of $20,899 and (ii) Ampal (Israel)'s education fund of $8,943.

(17) Comprised of Ampal (Israel)'s contribution to (i) Ampal (Israel)'s pension plan of $19,239 and (ii) Ampal (Israel)'s education fund of $8,124.

(18) Comprised of Ampal (Israel)'s contribution to (i) Ampal (Israel)'s pension plan of $17,463 and (ii) Ampal (Israel)'s education fund of $7,469.

(19) Mr. Steinmetz is employed by Ampal Industries (Israel) Limited ("Ampal Industries (Israel)"), an indirect wholly-owned subsidiary of Ampal, on a part-time basis pursuant to an employment agreement effective as of January 1, 1997. Mr. Steinmetz receives a salary of $100,000 (payable in New Israeli Shekels) per annum (plus benefits). His agreement can be terminated by either party upon thirty days notice.

(20) Comprised of Ampal Industries (Israel)'s contribution to (i) Ampal Industries (Israel)'s pension plan of $13,579 and (ii) Ampal Industries (Israel)'s education fund of $7,640.

     Mr. Shlomo Meichor became Vice President-Finance and Treasurer of Ampal, effective April 1, 1998. Pursuant to an employment agreement, dated March 5, 1998, Mr. Meichor will receive a base salary of $144,000 per annum, adjusted annually in accordance with the United States consumer price index (payable in New Israeli Shekels) plus benefits and use of a car. His agreement can be terminated upon two months notice and after the two months notice period expires, Mr. Meichor is entitled to receive his salary for an additional four months.

Q:  How many options do the executive officers own?

FISCAL YEAR-END OPTION VALUES(1)
--------------------------------

                            Number of Securities
                            Underlying Unexercised
Name                        Options at Fiscal Year-End(2)
----                        -----------------------------
                            Exercisable       Unexercisable
                            -----------       --------------
Yehoshua Gleitman                  0                0
Lawrence Lefkowitz(3)         16,000                0
Moshe Mor(4)                  15,150                0
Alan L. Schaffer(5)           13,000                0
Miri Lent Sharir              11,500                0
Raz Steinmetz                      0                0


-------------------
(1) No options were granted to or exercised by any named executive officer during 1997, and no options were in-the-money as of December 31, 1997.

(2) This represents the total number of shares of Class A Stock subject to stock options held by the named executive officer at December 31, 1997.

(3) Mr. Lefkowitz's options will expire in December 1998 (three months after the expiration of his employment agreement).

(4) Mr. Mor's options expired in April 1998 because of the termination of his employment with the Company.

(5) Mr. Schaffer's options will expire in July 1998 because of his resignation from Ampal.

Q:   What other benefits does the Company have for its employees?

     Ampal maintains a money purchase pension plan ("Pension Plan") for its eligible employees. Eligible employees are all full-time employees of Ampal except non-resident aliens, night-shift employees and employees represented by a collective bargaining unit. Ampal's contribution is equal to 7% of each employee's compensation plus 5.7% of the compensation in excess of the Social Security taxable wage base for that year.

     Employees become vested in amounts contributed by Ampal depending on the number of years of service worked, as provided in the following table:


                                                                  Vested
        Years of Service                                         Percentage
        ----------------                                         ----------
        less than 2 years....................................       0%
        2 but less than 3 years.............................       20%
        3 but less than 4 years.............................       40%
        4 but less than 5 years.............................       60%
        5 but less than 6 years.............................       80%
        6 or more years.....................................      100%


     Benefits under the Pension Plan are paid in a lump sum, in an annuity form or in installments.

     Ampal maintains a savings plan (the "Savings Plan") for its eligible employees pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"). Eligible employees are all employees of Ampal except non-resident aliens, night-shift employees and employees represented by a collective bargaining unit. Participation by employees in the Savings Plan is voluntary. Participating employees may direct that a specific percentage of their annual compensation (up to 15%) be contributed to a self-directed 401(k) savings account. The amount which any employee could contribute to his or her 401(k) savings account in 1997, was limited under the Code to $10,000. Effective January 1, 1996, the Savings Plan was amended so that Ampal matches 50% of each employee's contribution up to a maximum of 3% of the employee's compensation. Employees who were eligible to participate in the Savings Plan as of December 31, 1995 are 100% vested at all times in the account balances maintained in their 401(k) savings account and employees who became eligible to participate in the Savings Plan on or after January 1, 1996, become vested in amounts contributed by Ampal depending on the number of years of service worked, as provided in the following table:



                                                                  Vested
        Years of Service                                        Percentage
        ----------------                                        ----------
        less than 2 years....................................        0%
        2 but less than 3 years.............................       20%
        3 but less than 4 years.............................       40%
        4 but less than 5 years.............................       60%
        5 but less than 6 years.............................       80%
        6 or more years.....................................      100%


     Benefits under the Savings Plan are required to be paid in a single, lump-sum distribution. Payment is usually made after termination of employment.

     In 1994, Ampal established a Supplementary Executive Retirement Plan ("SERP") for its eligible employees. Ampal's obligation under the SERP is to pay to affected employees the amount that would have been paid to them by the Pension Plan but for the operation of Section 401(a)(17) of the Code.

Q:  Does Ampal have an active stock option plan?

     In November 1993, the Board approved a stock option plan (the "Stock Option Plan") which provides for grants of options to purchase up to 200,000 shares of Class A Stock in the aggregate to employees, officers and directors of Ampal and certain subsidiaries of Ampal. Options granted under the Stock Option Plan may be either options which are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code ("ISOs"), or options that are not intended to so qualify ("Non-ISOs"). The Stock Option Plan was approved by Ampal's shareholders on September 22, 1994.

     The Stock Option Plan is administered by the Board or by a Stock Option Committee thereof (the "Committee") consisting exclusively of directors who are not to be granted options under the Stock Option Plan. The Board (or the Committee) determines, subject to the terms of the Stock Option Plan, the individuals to whom options are to be granted and the terms of the options, including the exercise price, number of shares subject to each option, whether the option is to qualify as an ISO and the vesting of rights to exercise each option. Currently, the Stock Option Committee is administered by a committee consisting of Mr. Peled (Chairman), Mr. Arnon and Ms. Sommer.

     The exercise price of each ISO granted under the Plan must not be less than the fair market value of the shares on the date of grant or 110% of the fair market value on the date of grant if the ISO grantee owns stock representing more than 10% of the voting power of Ampal's capital stock or value of all classes of stock of Ampal or a subsidiary corporation. The exercise price of each Non-ISO granted under the Stock Option Plan, which may be less than fair market value on the date of grant, will be fixed by the Board (or the Committee) at the time the Non-ISO is granted.

     The Board (or the Committee) shall determine the dates on which each option shall be exercisable and the conditions precedent to such exercise. However, all options, other than those granted to non-employee directors of Ampal, may not be exercisable prior to the second anniversary of their date of grant. Options granted to non-employee directors of Ampal shall be exercisable immediately upon grant. The terms of options granted under the Stock Option Plan may not exceed five years.

     To the extent that a grant of options results in the aggregate fair market value of the shares of Class A Stock with respect to which ISOs are exercisable for the first time by an optionee during any calendar year exceeding $100,000, such options are treated as Non-ISOs.

     Pursuant to an amendment to the Stock Option Plan, dated March 23, 1994, optionees may pay the exercise price or their tax withholding obligation with the shares of Class A Stock which are to be delivered upon exercise.

     In January 1994, pursuant to the Stock Option Plan, Non-ISO Options to purchase 134,900 shares of Class A Stock were granted to employees, officers, and directors of Ampal and certain subsidiaries of Ampal. Currently, options, to purchase 84,000 shares of Class A Stock remain outstanding (not including options granted to former directors which will expire in May 1998). The remaining options expired upon the termination of the option holder's employment with the Company. No stock options were granted under the Stock Option Plan during 1997.

Q:   What is the Company's policy regarding executive compensation?

     The Executive Committee of the Board, whose current members are listed below, pursuant to authority delegated by the Board to create a policy related to executive compensation, determined that the Company's policy for 1997 regarding executive compensation reflects the following:

    The assets of the Company are almost entirely located in Israel, where macro-economic and political factors have a greater influence on the performance of the Company and its investees than is the case of businesses in the United States. Consequently, performance of the Company and its investees, to the extent the Executive Committee believes it is unrelated to general economic conditions in Israel, is a factor in determining executive compensation; but it is not the only factor in determining compensation. Executives are also to be compensated on a basis which reflects (i) their contributions to long-term strategic planning and management, as this has the most beneficial effect upon the enhancement of shareholder value and
    (ii) changes in the cost of living. In 1997, compensation of executives did not include the grant of a bonus.

    The 1997 compensation of Dr. Yehoshua Gleitman, the Chief Executive Officer of Ampal since May 28, 1997 and Mr. Lawrence Lefkowitz, the President of Ampal until March 26, 1998 and the Chief Executive Officer of Ampal until May 28, 1997, was determined based upon the terms of their employment agreements, the Executive Committee's application of the foregoing policies and subjective criteria, including the Executive Committee's assessment of their performance and contribution in the short and long term. Mr. Lefkowitz, who was a member of the Executive Committee until his resignation as a director on March 26, 1998, did not participate in determining his compensation.

                        Yaacov Elinav             Daniel Steinmetz
                        Raz Steinmetz

Q:  Who determines the Company's policy regarding executive compensation?

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1997, members of the Executive Committee which functions as the compensation committee of Ampal included: Mr. Lawrence Lefkowitz, President of Ampal (who resigned as Director and President of Ampal on March 26, 1998); Mr. Yaacov Elinav, Senior Deputy Managing Director of Hapoalim; and Mr. Raz Steinmetz (Chairman). Mr. Stanley I. Batkin was a member of the Executive Committee until May 28, 1997. Mr. Daniel Steinmetz was appointed to the Executive Committee as of April 28, 1998. For a description of business transactions between Ampal and Hapoalim, see below.

THE FOLLOWING QUESTIONS AND ANSWERS RELATE TO THE COMPANY'S CLASS A STOCK.

Q:   How has the Company's stock performed over the past five years?

     The following graph compares the percentage change in cumulative total return (change in the stock price plus reinvested dividends) of Ampal Class A Stock, the S&P Composite - 500 Index and a peer group index composed of American Israeli Paper Mills Limited (an Israeli industrial company), Etz Lavud Ltd. (an Israeli industrial company), Israel Land Development Co., Ltd. (an Israeli real estate development company) and PEC Israel Economic Corporation (an American holding company that acquires interests in companies located in Israel or related to Israel) for the period December 31, 1992 through December 31, 1997.* The comparisons in this table are required by the SEC. The stock price performances shown on the graph are not intended to forecast or be indicative of future price performance.

     The following information was presented as a line graph in the printed material.


                  Ampal                     S&P 500                    Peer Group
                  ---------------------------------------------------------------
12/31/92          100.00%                   100.00%                    100.00%
12/31/93          213.95%                   110.09%                    114.38%
12/31/94          123.26%                   111.54%                    106.91%
12/31/95          101.55%                   153.47%                     95.41%
12/31/96           93.09%                   188.71%                     82.35%
12/31/97           99.13%                   251.68%                     94.16%


-------------------
* Assumes that the value of the investment in Ampal's Class A Stock and each index was $100 on December 31, 1992 and that all dividends were reinvested. The Peer Group Index has been weighted based on market capitalization.

Q:   Who are Ampal's principal shareholders?

     The following table sets forth information as of the Record Date as to the holders known to Ampal who beneficially own more than 5% of the Class A Stock, the only outstanding series of voting securities. For purposes of computation of the percentage ownership of Class A Stock set forth in the table, conversion of any 4% Cumulative Convertible Preferred Stock (the "4% Preferred Stock") and 6 1/2% Cumulative Convertible Preferred Stock (the
"6 1/2% Preferred Stock") owned by such beneficial owner has been assumed, without increasing the number of shares of Class A Stock outstanding by amounts arising from possible conversions of convertible securities held by shareholders other than such beneficial owner. As at the Record Date, there were outstanding 23,868,766 (excluding treasury shares) shares of Class A Stock of Ampal. In addition, there were outstanding 952,891 non-voting shares of 6 1/2% Preferred Stock (each convertible into 3 shares of Class A Stock) and 177,742 non-voting shares of 4% Preferred Stock (each convertible into 5 shares of Class A Stock).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
-----------------------------------------------

                                                       Amount and Nature
Name and Address                                          of Beneficial         Percent
of Beneficial Owner                 Title of Class         Ownership            of Class
-------------------                 --------------     -----------------        ---------
Daniel Steinmetz
Rebar Financial Corp.
c/o Icaza, Gonzalez-Ruiz
& Aleman (BVI) Ltd.
Wickhams Cay, Road Town,
Tortola, British Virgin Islands     Class A Stock      10,137,352 shs.(1)          42.5%

Raz Steinmetz
Rebar Financial Corp.
c/o Icaza, Gonzalez-Ruiz
& Aleman (BVI) Ltd.
Wickhams Cay, Road Town,
Tortola, British Virgin Islands     Class A Stock      10,137,352 shs.(1)          42.5%

Rebar Financial Corp.
c/o Icaza, Gonzalez-Ruiz
& Aleman (BVI) Ltd.
Wickhams Cay, Road Town,
Tortola, British Virgin Islands     Class A Stock      10,137,352 shs.(1)          42.5%

Bank Hapoalim B.M
50 Rothschild Blvd.
Tel Aviv, Israel                    Class A Stock      6,258,639 shs.(2)           25.8%


----------

(1) As reported by Mr. Daniel Steinmetz, Mr. Raz Steinmetz and Rebar on Forms 4 for the month of April 1998, as filed with the SEC. Consists of 10,137,352 shares of Class A Stock held directly by Rebar. Mr. Raz Steinmetz is the President of Rebar and Mr. Daniel Steinmetz is the Vice President. They are the sole directors of Rebar and beneficially own, directly and indirectly, 96% and 4% of the outstanding equity of Rebar, respectively. Certain of the shares of Class A Stock held by Rebar have been pledged to The First International Bank of Israel Ltd.

(2) As reported by Hapoalim on Amendment No. 34 to Schedule 13-D, dated December 18, 1996, as filed with the SEC. These shares represent all of the shares owned directly by its wholly-owned subsidiary Atad Hevra

Lehashkaot Limited. Assumes conversion of 122,536 shares of 6 1/2% Preferred Stock and 3,350 shares of 4% Preferred Stock.

Q:   What percentage of Class A Stock do the directors and officers own?

     The following table sets forth information as of the Record Date as to each class of equity securities of Ampal or any of its subsidiaries beneficially owned by each director and named executive officer of Ampal listed in the Summary Compensation Table and by all directors and named executive officers of Ampal as a group. All ownerships are direct unless otherwise noted. The table does not include directors or named executive officers who do not own any such shares:

                                                                                 Percent of
                                                     Amount and Nature of       Outstanding
                                                     Beneficial Ownership        Shares of
Name                                                   of Class A Stock         Class A Stock
----                                                 --------------------       -------------
Michael Arnon                                                  7,500(1)             *
Irwin Hochberg                                                 3,000(2)             *
Lawrence Lefkowitz                                            48,375(3)             *
Miri Lent Sharir                                              16,630(4)             *
Alan L. Schaffer                                              13,000(5)             *
Evelyn Sommer                                                  5,000(1)             *
Daniel Steinmetz                                          10,137,352(6)             42.5%
Raz Steinmetz                                             10,137,352(6)             42.5%
All Directors and Executive Officers as a Group           10,230,857(7)             42.8%


----------

*    Represents less than 1% of the class of securities.

(1) Consists of options to purchase shares of Class A Stock which are currently exercisable.

(2) Includes 1,000 shares of Class A Stock held of record by Mr. Hochberg's wife.

(3) Includes 23,100 shares of Class A Stock held by a trust under an estate as to which Mr. Lefkowitz is co-personal representative and options to purchase 16,000 shares of Class A Stock which are currently exercisable. Mr. Lefkowitz resigned as President and Director of Ampal effective March 26, 1998 and will continue to be an employee of Ampal until the expiration of his employment agreement in September 1998. His options will expire in December 1998.

(4) Includes options to purchase 11,500 shares of Class A Stock which are currently exercisable.

(5) Consists of options to purchase 13,000 shares of Class A Stock which will expire in July 1998 because of Mr. Schaffer's resignation from Ampal.

(6)  Attributable to 10,137,352 shares of Class A Stock held directly by Rebar.

(7) Includes options to purchase 53,000 shares of Class A Stock which are currently exercisable.

THE FOLLOWING QUESTIONS AND ANSWERS RELATE TO THE 1998 LONG-TERM INCENTIVE PLAN.

Q:   Has the Board approved the Plan?

        Yes, the Board approved the Plan on March 26, 1998.

Q:   What are the essential features of the Plan?

        The essential features of the Plan are summarized below:

        General

     The Plan became effective when the Board approved the Plan and will continue in effect until March 26, 2008. All awards pursuant to the Plan prior to the Annual Meeting, of which there were none, would have been subject to shareholders approval of the Plan. All employees, officers, directors and consultants of Ampal and its subsidiaries are eligible for selection to receive awards under the Plan.

     The Plan will be administered by the Stock Option Committee, which will have the authority to select those employees, officers, directors and consultants whose performances it determines significantly promote the success of the Company to receive discretionary awards under the Plan, grant the awards, interpret and determine all questions of policy with respect thereto, adopt rules, regulations, agreements and instruments deemed necessary for its proper administration and take any and all other actions deemed necessary or desirable for the proper administration of the Plan and the effectuation of its purposes. The Plan may be terminated at any time and may be modified or amended in such manner as the Board deems advisable, provided, however, that the Board may not make any material amendments without the approval of the holders of a majority of the outstanding shares of Class A Stock. Any termination, modification or amendment may not materially alter or adversely affect any outstanding award under the Plan without the written consent of the award recipient.

     Awards

     Non-Qualified and Incentive Stock Options. Options may be granted under the Plan. Awards may be ISOs or Non-ISOs. The exercise price of options will be set by the Stock Option Committee and stated in the option agreement and, in the case of ISOs, may not be less than 100% of fair market value of the underlying shares on the date of grant. The exercise price may be paid in cash or by delivery of the Company's Class A Stock or pursuant to a broker-assisted "cashless exercise" program if established by the Company. Such a program would enable an optionee to finance through an independent broker the exercise of his or her option and then either sell the shares of Class A Stock underlying the option or hold them in an account with the broker who financed the exercise of such option. Options may also contain a stock appreciation right permitting the recipient to receive the difference between exercise price per share and the market value on the date of surrender.

     Restricted Stock. Awards of Class A Stock granted under the Plan may be subject to forfeiture until such restrictions, terms and conditions as the Stock Option Committee may determine lapse or are fulfilled, as the case may be. Grants may consist of newly issued Class A Stock, Class A Stock held in treasury or a combination thereof. The Stock Option Committee will determine how the price for the Class A Stock, if any, may be paid. Generally a participant obtaining a restricted stock award will have all the rights of a stockholder, including the right to receive dividends. Restricted Class A Stock will be issued in the name of the participant and held in escrow until any applicable restrictions lapse or terms and conditions are fulfilled, as the case may be. Until the restrictions are eliminated, restricted Class A Stock may not be transferred.

     Dividend Equivalent Award. The Stock Option Committee may grant an award that represents the right to receive a dividend or its equivalent with respect to any new or previously existing award, which will entitle the recipient to receive at the time of settlement an amount equal to the actual dividends paid on the Class A Stock delivered to the recipient, calculated from the date of award and accounted for as if reinvested in Class A Stock on the dividend payment dates. This type of award may be paid in the form of Class A Stock, cash or a combination of both.

     Stock Appreciation Rights. The Stock Option Committees may award stock appreciation rights ("SARs"), which may or may not be granted together with options, under the Plan. Generally SARs permit the holder thereof to receive an amount (in cash, Class A Stock or a combination thereof) equal to the number shares of Class A Stock with respect to which SARs are exercised multiplied by the excess of the fair market value of the Class A Stock on the exercise date over the exercise price. In general, the exercise of any portion of the SARs or any related option will cause a corresponding reduction in the number of shares of Class A Stock remaining subject to SARs and related option.

     Other Stock Based Awards. The Stock Option Committee may grant Class A Stock or other Class A Stock based awards that are related to or similar to the awards described above.

     Class A Stock Available for Awards. The maximum number of Class A Stock available for awards under the Plan is 400,000.

     Federal Income Tax Consequences

     The following summary generally describes the principal United States federal (and not state and local) income tax consequences of awards granted under the Plan. It is general in nature and is not intended to cover all tax consequences that may apply to a particular participant or to the Company. The provisions of the Code and the regulations thereunder relating to these matters are complicated and their impact in any one case may depend upon the particular circumstances. This discussion is based on the Code as currently in effect.

     The Plan is not subject to any of the requirements of the Employee Retirement Income Security Act, nor is it qualified under Section 401(a) of the Code.

     Stock Options. If an option that is not an ISO is granted in accordance with the terms of the Plan, no income will be recognized by the recipient at the time the option is granted. On exercise of such stock option, the amount by which the fair market value of the Class A Stock on the date of the exercise exceeds the purchase price of such shares will generally be taxable to the recipient as ordinary income, and will be deductible for tax purposes by the Company (or one of its subsidiaries) in the year in which the recipient recognizes the ordinary income. The disposition of shares acquired upon exercise of any stock option will ordinarily result in long-term or short-term capital gain or loss (depending on the applicable holding period) in an amount equal to the difference between the amount realized on such disposition and the sum of the purchase price and the amount of ordinary income recognized in connection with the exercise of the stock option.

     Incentive Stock Options. If an ISO is granted in accordance with the terms of the Plan, no income will be recognized by the recipient at the time the ISO is granted. On exercise of an ISO, the recipient will generally not recognize any income and the Company (or one of its subsidiaries) will generally not be entitled to a deduction for tax purposes. However, the difference between the purchase price and the fair market value of the shares received on the date of exercise will be treated as a positive adjustment in determining alternative minimum taxable income, which may subject the recipient to the alternative minimum tax. The disposition of shares acquired upon exercise of an ISO will ordinarily result in long-term capital gain or loss. However, if the recipient disposes of the shares acquired upon exercise of an ISO within two years after the date of grant or within one year after the date of exercise (a "disqualifying disposition"), the recipient will generally recognize ordinary income, and the Company (or one of its subsidiaries) will generally be entitled to a deduction for tax purposes, in the amount of the excess of the fair market value of the Class A Stock on the date the ISO is so exercised over the purchase price (or the gain on sale, if less). Any excess of the amount realized by the recipient on the disqualifying disposition over the fair market value of the shares on the date of exercise of the ISO will ordinarily constitute long-term or short-term capital gain (depending on the applicable holding period).

     Stock Appreciation Rights. If an SAR is granted in accordance with the terms of the Plan, no income will be recognized by the recipient at the time the SAR is granted. The amount of any cash (or the fair market value of any Common Stock) received upon the exercise of SARs under the Plan will be includible in the holder's ordinary income and the Company (or one of its subsidiaries) will be entitled to a deduction for such amount.

     Restricted Shares. If restricted shares are awarded in accordance with the terms of the Plan, no income will be recognized by the recipient at the time the award is made. Generally, a participant who is awarded restricted shares will be required to include in his ordinary income, as compensation, the fair market value of such restricted shares upon the lapse of the forfeiture provisions applicable thereto, plus the amount of any dividend equivalents on such restricted shares, less any amount paid therefor. The recipient may elect, however, to include in his ordinary income, as compensation, at the time the restricted shares are first issued the fair market value of such restricted shares at the time of receipt, less any amount paid therefor. Absent the making of the election referred to in the preceding sentence, any cash dividends or other distributions paid with respect to restricted shares prior to lapse of the applicable restriction will be includible in the recipient's ordinary income as compensation at the time of receipt. In each case, the Company (or one of its subsidiaries) will be entitled to a deduction in the same amount as the recipient realizes compensation income.

Q:   How does the Board recommend I vote?

     The Board recommends a vote FOR approval of the Plan and it is intended that proxies not marked to the contrary will be so voted.

Q:   Can I see a copy of the Plan?

     A copy of the Plan is attached as an exhibit to this Proxy Statement.

THE FOLLOWING QUESTIONS AND ANSWERS RELATE TO THE GRANT OF OPTIONS AND PURCHASE RIGHTS TO DR. GLEITMAN.

Q. What grant of options and purchase rights to Dr. Gleitman am I being asked to approve?

     At the Annual Meeting (the "Effective Date"), Ampal's shareholders will be asked to approve the grant of options and purchase rights to Dr. Yehoshua Gleitman, Ampal's Chief Executive Officer. These options were not granted pursuant to the Plan. The terms of the options to be approved by the shareholders is as follows:


No. Of Options              Exercise Price           Term
--------------              --------------           ----
200,000                     $6.75                    4.25 years
300,000                     $8                       7 years
500,000                     $10                      10 years


Five-sixteenths of all such options will vest immediately and the remaining options will vest at a rate of one-sixteenth of the total number of options every three months until March 2001. The 200,000 shares with an exercise price of $6.75 will expire four years and three months after the Effective Date; the 300,000 shares with an exercise price of $8 will expire on the seventh anniversary of the Effective Date; and the 500,000 shares with an exercise price of $10 will expire on the tenth anniversary of the Effective Date. All options that have not vested prior to the termination of Dr. Gleitman's employment with Ampal or its subsidiary will immediately terminate and not be exercisable. Dr. Gleitman will then have the greater of (i) two times the length of any applicable termination notice period and (ii) 30 days to exercise vested options. Dr. Gleitman was granted the right to exercise his options through a cashless exercise of options.

     Subject to shareholders' approval, Dr. Gleitman will also be granted the right to purchase up to 200,000 shares of Class A Stock at a price equal to 80% of the average closing sales prices of the Class A Stock during the

30 days prior to the exercise of the particular purchase right. The purchase rights will vest and terminate in blocks of 50,000. The first block will vest and become exercisable on the Effective Date and terminate on the day prior to the sixth month anniversary of the Effective Date. The second block will vest and become exercisable on September 1, 1998 and terminate on February 28, 1999. The third block will vest and becomes exercisable on March 1, 1999 and terminate on August 30, 1999. The fourth block will vest and become exercisable on September 1, 1999 and terminate on February 28, 2000. The above purchase rights may only vest and be exercised while Dr. Gleitman is an employee of Ampal or a subsidiary. Any purchase rights not exercised during the periods referred to above shall terminate and shall no longer be exercisable. Dr. Gleitman may exercise his purchase rights by delivering a promissory note due and payable in thirty months, in a principal amount equal to up to 75% of the purchase price, together with payment in full of the purchase price not covered by such note. The interest rate on such notes shall equal the effective rate of interest incurred by Ampal from time to time for unsecured recourse borrowings. All shares of Class A Stock purchased on exercise of the purchase right or on exercise of the options or otherwise acquired by Dr. Gleitman will be pledged as collateral security for such notes. No shares of Class A Stock acquired by Dr. Gleitman on its exercise of any purchase rights may be sold for a period of two years from the date of acquisition.

     Ampal will retain a right of first refusal for ten years in connection with the resale of any shares of Class A Stock that Dr. Gleitman acquired through the exercise of options or any purchase rights, other than in respect of (i) certain transfers to family members and certain affiliates and (ii) bona fide open market sales.

Q:   How does the Board recommend I vote?

     The Board recommends a vote FOR approval of the grant of options and purchase right of Dr. Gleitman and it is intended that proxies not marked to the contrary will be so voted.

Q:   Can I see a copy of Dr. Gleitman's Option Agreement?

     A form of Dr. Gleitman's Option Agreement is attached as an exhibit to the Company's Annual Report on Form 10-K for 1997 and is available upon request to the Secretary of the Company at the address shown on the accompanying Notice of Annual Meeting of Shareholders.

MISCELLANEOUS INFORMATION

Q: Have the Company's officers, directors and shareholders filed all appropriate reports with the SEC?

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Ampal's officers and directors, and persons who own more than 10% of a registered class of Ampal's equity securities, to file reports of ownership and changes in ownership with the SEC and the American Stock Exchange. These persons are required by regulation of the SEC to furnish Ampal with copies of all
Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, Ampal believes that, during 1997, Ampal's officers, directors and greater than 10% beneficial owners complied with all applicable
Section 16(a) filing requirements.

Q:   Does the Company enter into transactions with affiliated parties?

     The Board maintains a Related Party Transactions Committee comprised of independent directors which reviews and passes upon the fairness of any business dealings and arrangements (other than borrowings on then prevailing market terms or deposits made in the ordinary course of business) between Ampal and any affiliated party. With certain exceptions, Ampal may not enter into transactions with any officer, director or principal shareholder of Ampal, without first obtaining the approval of the Related Party Transactions Committee or a majority of the disinterested members of the Board or the shareholders.

     The management of Ampal believes that all of the following transactions were done on terms which were no less advantageous to Ampal than could have been obtained from unaffiliated third parties.

     Ampal borrows and receives deposits from Hapoalim and its subsidiaries. During 1997, the largest amount of such indebtedness outstanding at any one time was $32,375,000 and interest expense thereon was $2,540,000. Additionally, Ampal makes loans to and maintains deposits with Hapoalim and its subsidiaries. The largest amount of such loans and deposits at any one time during 1997 was $62,958,000 and interest income thereon was $4,543,000. As of December 31, 1997, the amount of borrowings and deposits from Hapoalim and its subsidiaries was $18,207,000 and the amount of loans to and deposits with Hapoalim and its subsidiaries was $62,958,000. Ampal is the beneficiary of a $2 million committed line of credit from Hapoalim which expires in October 1998. Borrowings under this line of credit bear interest at a variable rate of interest equal to LIBOR plus 0.5%. Such loans and borrowings are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated third persons and, in the opinion of the management of Ampal, do not involve more than normal risk of collectibility or present other unfavorable features.

     In connection with the purchase of a one-third interest in the assets of the shared networks operation of Motorola Israel in January 1998 by a wholly-owned subsidiary of the Company, Ampal Communications, Inc. ("Communications"), the Company borrowed $75 million, including $35 million from Hapoalim. This Hapoalim loan had a term of 90 days, with an interest rate of LIBOR plus 0.5%, and was repaid in full on May 4, 1998. This loan was made on substantially the same terms as a second loan to the Company made by Bank Leumi USA in the amount of $40 million.

     In March 1998, Communications transferred its interest in the assets to a limited partnership (the "Partnership"). A wholly-owned Israeli subsidiary of Communications is the general partner of the Partnership and owns 75.1% of the Partnership. In May 1998, the Partnership borrowed $36.4 million from Hapoalim and $36.4 million from Bank Leumi Le'Israel B.M. ("Leumi"). The proceeds of such loans were used to repay the Company's short-term loans desribed above. This Hapoalim loan is due March 31, 2008 and bears interest at a rate of LIBOR plus 0.8%. The principal payments are due as follows: 10% on March 31, 2004, 15% on March 31, 2005 and 25% on each of March 31, 2006, 2007 and 2008. Interest shall be paid annually on March 31 of each year from March 31, 2001 until and including March 31, 2008. The loan from Leumi was made on substantially the same terms as the one from Hapoalim. Both loans are without recourse to the Partnership, but are secured by the Partnership's interest in the shared networks operations.

     In March 1998, the Partnership sold portions of its interest in the shared networks operations of Motorola Israel to, among others, (i) an entity owned by Daniel Steinmetz and Raz Steinmetz (directors of Ampal and the controlling persons of Ampal's principal shareholder), (ii) Hapoalim, and (iii) an entity owned by Dr. Yehoshua Gleitman, Ampal's Chief Executive Officer. The related parties purchased their limited interests on the same terms as an unrelated third party (The Israel Mezzanine Fund L.P., a limited partnership whose general partner is First Israel Mezzanine Investors Ltd.) which were determined through arm's length negotiations between the Company and the unrelated third party. A portion of Dr. Gleitman's entity's purchase price was obtained through two loans aggregating $250,000 from the Company. One loan, in the amount of $150,000, has a term of 10 years, an interest rate of LIBOR plus 0.8% and is without recourse to Dr. Gleitman. The second loan, in the amount of $100,000, has a term of 10 years, an interest rate of LIBOR plus 0.5% and is with recourse to Dr. Gleitman. Both loans are secured by Dr. Gleitman's interest in the Partnership.

     Ampal subleases 4,960 rentable square feet of office space leased by Hapoalim at 1177 Avenue of the Americas, New York City under a sublease which expires on August 30, 2009. The base rent which commenced in September 1994, is $169,000, subject to escalation. In 1997, Ampal's total payments to Hapoalim in connection with this lease totaled $155,000. (Pursuant to the sublease agreement, Ampal was entitled to one month's free rent in 1997.)

     The Company leases office space in various locations in Israel to Hapoalim and its subsidiaries, pursuant to leases which will generally expire in the years between 2000 and 2003, in exchange for total rental payments in 1997 of approximately $2,953,000. Generally, the annual payments are based upon 10% of the value of the property linked to the Israeli CPI.

     At the request of, and pursuant to the terms of an employment agreement with, Ampal, Mr. Lefkowitz has been counsel to Hapoalim and has rendered legal services to its United States branches since August 1990. In 1997, Hapoalim reimbursed Ampal $120,000 for the services of Mr. Lefkowitz under the arrangement.

     Pursuant to a Letter Agreement, dated as of March 1, 1997, among Ampal, Ampal Realty Corporation and Emmes Asset Management Corp. ("Emmes"), Emmes provides general asset management and property advisory services with respect to the building located at 800 Second Avenue. As compensation for such services, Ampal Realty pays Emmes a base fee equal to $60,000 per annum (of which $50,000 was paid in 1997). Emmes is also entitled to a sales incentive fee for assisting in sales of condominium units equal to $1.50 per rentable square foot sold and an incentive leasing fee equal to $.50 per annum per rentable square foot up to a maximum of $5.00 per rentable square foot. Ampal Realty entered into one lease in 1997 for 19,000 square feet. As a result, Emmes is entitled to an additional $9,500 per year of which $4,750 was earned in 1997 (since the lease was signed in the middle of the year). In addition, Ampal agreed to issue to Mr. Andrew Davidoff, as custodian, 100 shares of Class A Stock for each of his three children each year for the duration of the effectiveness of the Letter Agreement. On January 20, 1998, Ampal issued 300 shares to Mr. Davidoff, as custodian. Mr. Davidoff is a Vice President of Emmes. Emmes is a wholly-owned subsidiary of Emmes & Company LLC. Mr. Michael Sonnenfeldt, a director of Ampal, was a managing director of Emmes & Company LLC until April 1998.

Q:   Does the Company have directors and officers liability insurance?

     Effective January 29, 1998, the Company purchased a Directors and Officers Liability policy in the amount of $20,000,000 issued by Reliance Insurance Company and by Great American Insurance Company. The cost of the policy, which expires January 29, 2000, was $307,000. This policy provides coverage to all of the officers and directors of the Company and of those subsidiaries of which the Company owns more than 50% of the outstanding voting stock.

Q:   When are shareholder proposals for the 1999 meeting due?

     Any holder of Class A Stock who wishes to submit a proposal to be presented at the next annual meeting of shareholders must forward such proposal to the Secretary of the Company at the address in the Notice of Annual Meeting so that it is received by the Company no later than January 10, 1999 and comply with such rules as may be prescribed from time to time by the SEC regarding proposals of security holders.

                                       By Order of the Board of Directors,

                                       ISAIAH HALIVNI
                                       Vice President-Legal and Secretary

May 20, 1998

                                                                       EXHIBIT A

                        AMPAL-AMERICAN ISRAEL CORPORATION

                          1998 LONG-TERM INCENTIVE PLAN

I.   Purpose

     The purpose of the Ampal-American Israel Corporation 1998 Long-Term Incentive Plan (the "Plan") is to attract and retain and provide incentives to employees, officers, directors and consultants of the Corporation, and to thereby increase overall shareholder value. The Plan generally provides for the granting of stock, stock options, stock appreciation rights, restricted shares or any combination of the foregoing to the eligible participants.

II.  Definitions

     (a) "Award" includes, without limitation, stock options (including incentive stock options within the meaning of Section 422(b) of the Code) with or without stock appreciation rights, dividend equivalent rights, stock awards, restricted share awards, or other awards that are valued in whole or in part by reference to, or are otherwise based on, the Common Stock ("other Common Stock-based Awards"), all on a stand alone, combination or tandem basis, as described in or granted under this Plan.

     (b) "Award Agreement" means a written agreement setting forth the terms and conditions of each Award made under this Plan.

     (c) "Board" means the Board of Directors of the Corporation.

     (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     (e) "Committee" means the Stock Option Committee of the Board or such other committee of the Board as may be designated by the Board from time to time to administer this Plan, the members of which shall consist solely of at least two members of the Board.

     (f) "Common Stock" means the Class A common stock, $1.00 par value, of the Corporation.

     (g) "Corporation" means Ampal-American Israel Corporation, a New York corporation.

     (h) "Employee" means an employee of the Corporation or a Subsidiary.

     (i) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (j) "Fair Market Value" means such fair market value as determined by the Board and, if shares of Common Stock are listed on a national securities exchange or traded on the over-the-counter market, the fair market value shall be the mean of the highest and lowest trading prices or of the high bid and low asked prices of shares of Common Stock on such exchange, or on the over-the-counter market as reported by the NASDAQ system or the National Quotation Bureau, Inc., as the case may be, on the relevant date or, if there is no trading or bid or asked price on that day, the mean of the highest and lowest trading or high bid and low asked prices on the most recent day preceding the relevant day for which such prices are available.

     (k) "Participant" means an Employee, officer, director or consultant who has been granted an Award under the Plan.

     (l) "Plan Year" means a twelve-month period beginning with January 1 of each year.

     (m) "Subsidiary" means any corporation or other entity, whether domestic or foreign, in which the Corporation has or obtains, directly or indirectly, a proprietary interest of more than 50% by reason of stock ownership or otherwise.

III. Eligibility

     Any Employee, officer, director or consultant of the Corporation or Subsidiary selected by the Committee is eligible to receive an Award.

IV.  Plan Administration

     (a) Except as otherwise determined by the Board, the Plan shall be administered by the Committee. The Board, or the Committee to the extent determined by the Board, shall periodically make determinations with respect to the participation of Employees, officers, directors and consultants in the Plan and, except as otherwise required by law or this Plan, the grant terms of Awards, including vesting schedules, price, restriction or option period, dividend rights, post-retirement and termination rights, payment alternatives such as cash, stock, contingent awards or other means of payment consistent with the purposes of this Plan, and such other terms and conditions as the Board or the Committee deems appropriate which shall be contained in an Award Agreement with respect to a Participant.

     (b) The Committee shall have authority to interpret and construe the provisions of the Plan and any Award Agreement and make determinations pursuant to any Plan provision or Award Agreement which shall be final and binding on all persons. No member of the Committee shall be liable for any action or determination made in good faith, and the members shall be entitled to indemnification and reimbursement in the manner provided in the Corporation's Certificate of Incorporation, as it may be amended from time to time.

     (c) The Committee shall have the authority at any time to provide for the conditions and circumstances under which Awards shall be forfeited. The Committee shall have the authority to accelerate the vesting of any Award and the times at which any Award becomes exercisable.

V.   Capital Stock Subject to the Provisions of this Plan

     (a) The Common Stock subject to the provisions of this Plan shall be shares of authorized but unissued Common Stock and shares of Common Stock held as treasury stock. Subject to adjustment pursuant to Section X hereof, the total number of shares of Common Stock available and reserved for the grant of Awards under the Plan (including as to Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock, such number of shares) shall be 400,000 shares.

     (b) Subject to Section V(a), there shall be available for Awards under the
Plan: (i) shares of Common Stock represented by options to the extent such options are cancelled, forfeited, surrendered, terminated or expire unexercised;
(ii) the excess number of shares subject to variable Awards that become fixed at less than the maximum number of shares subject to such Awards and (iii) shares of restricted stock that have been forfeited.

VI.  Awards Under This Plan

     As the Committee may determine, the following types of Awards and other Common Stock-based Awards may be granted under this Plan on a stand alone, combination or tandem basis:

     (a) Stock Option. A right to buy a specified number of shares of Common Stock at a fixed exercise price during a specified time, all as the Committee may determine.

     (b) Incentive Stock Option. An Award in the form of a stock option which shall comply with the requirements of Section 422 of the Code or any successor section as it may be amended from time to time. Incentive stock options shall be granted only to Employees. The exercise price of any incentive stock option shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant of the incentive stock option Award. To the extent that Section 422 of the Code requires certain provisions to be set forth in a written plan, said provisions are incorporated herein by this reference. Up to the maximum number of shares of Common Stock available for the grant of Awards shall be available for the grant of incentive stock options.

     (c) Stock Option in Lieu of Compensation Election. A right given with respect to a year or years to a director, officer or key Employee to elect to exchange annual retainers, fees or compensation for stock options.

     (d) Stock Appreciation Right. A right, which may or may not be contained in the grant of a stock option or incentive stock option, to receive in cash (or its equivalent value in Common Stock) the excess of the Fair Market Value of a share of Common Stock on the date the right is surrendered over the option exercise price or other price specified in the Award Agreement.

     (e) Restricted Shares. The issuance of Common Stock to a Participant subject to forfeiture until such restrictions, terms and conditions as the Committee may determine are fulfilled.

     (f) Dividend or Equivalent. A right to receive dividends or their equivalent in value in Common Stock, cash or in a combination of both with respect to any new or previously existing Award.

     (g) Stock Award. The issuance of Common Stock, which may be on a contingent basis, to a Participant.

     (h) Other Stock-Based Awards. Other Common Stock-based Awards which are related to or serve a similar function to those Awards set forth in this
Section VI.

VII.  Award Agreements

     Each Award under the Plan shall be evidenced by an Award Agreement setting forth the terms and conditions of the Award and executed by the Corporation and Participant.

VIII. Other Terms and Conditions

     (a) Assignability. Unless provided to the contrary in any Award, no Award shall be assignable or transferable except by will or by the laws of descent and distribution and during the lifetime of a Participant, the Award shall be exercisable only by such Participant. Notwithstanding the foregoing, the Committee, in its discretion, may at any time permit, subject to such terms and conditions as the Committee may impose, the transfer by gift of an Award by any Participant solely to one or more members of the Participant's immediate family or to a trust (including a revocable trust) for the benefit thereof.

     (b) Termination of Employment or Other Relationship. The Committee shall determine the disposition of the grant of each Award in the event of the retirement, disability, death or other termination of a Participant's employment or other relationship with the Corporation or a Subsidiary.

     (c) Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to shares covered by an Award until the date the Participant is the holder of record. No adjustment will be made for dividends or other rights for which the record date is prior to such date.

     (d) No Obligation to Exercise. The grant of an Award shall impose no obligation upon the Participant to exercise the Award.

     (e) Payments by Participants. The Committee may determine that Awards for which a payment is due from a Participant may be payable: (i) in U.S. dollars by personal check, bank draft or money order payable to the order of the Corporation, by money transfers or direct account debits; (ii) through the delivery or deemed delivery based on attestation to the ownership of shares of Common Stock with a Fair Market Value equal to the total payment due from the Participant; (iii) pursuant to a broker-assisted "cashless exercise" program if established by the Corporation; (iv) by a combination of the methods described in (i) through (iii) above; or (v) by such other methods as the Committee may deem appropriate.

     (f) Withholding. Except as otherwise provided by the Committee, (i) the deduction of withholding and any other taxes required by law will be made from all amounts paid in cash and (ii) in the case of payments of Awards in shares of Common Stock, the Participant shall be required to pay the amount of any taxes required to be withheld prior to receipt of such stock, or alternatively, a number of shares the Fair Market Value of which equals the amount required to be withheld may be deducted from the payment.

     (g) Restrictions on Sale and Exercise. With respect to officers and directors for purposes of Section 16 of the Exchange Act, and if required to comply with rules promulgated thereunder, (i) no Award providing for exercise, a vesting period, a restriction period or the attainment of performance standards shall permit unrestricted ownership of Common Stock by the Participant for at least six months from the date of grant, and (ii) Common Stock acquired pursuant to this Plan (other than Common Stock acquired as a result of the granting of a "derivative security") may not be sold for at least six months after acquisition.

     (h) Maximum Awards. The maximum number of shares of Common Stock that may be issued to any single Participant pursuant to options under this Plan or in any single Plan Year is 300,000.

IX.  Termination, Modification and Amendments

     (a) The Plan may from time to time be terminated, modified or amended by the affirmative vote of the holders of a majority of the outstanding shares of the capital stock of the Corporation present or represented and entitled to vote at a duly held stockholders meeting.

     (b) The Board may at any time terminate the Plan or from time to time make such modifications or amendments of the Plan as it may deem advisable; provided, however, that the Board shall not make any material amendments to the Plan without the approval of at least the affirmative vote of the holders of a majority of the outstanding shares of the capital stock of the Corporation present or represented and entitled to vote at a duly held stockholders meeting.

     (c) No termination, modification or amendment of the Plan may adversely affect the rights conferred by an Award without the consent of the recipient thereof.

X.   Recapitalization

     The aggregate number of shares of Common Stock as to which Awards may be granted to Participants, the number of shares thereof covered by each outstanding Award, and the price per share thereof in each such Award, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of

Common Stock resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such shares, effected without receipt of consideration by the Corporation, or other change in corporate or capital structure; provided, however, that any fractional shares resulting from any such adjustment shall be eliminated. The Committee may also make the foregoing changes and any other changes, including changes in the classes of securities available, to the extent it is deemed necessary or desirable to preserve the intended benefits of the Plan for the Corporation and the Participants in the event of any other reorganization, recapitalization, merger, consolidation, spin-off, extraordinary dividend or other distribution or similar transaction.

XI.   No Right to Employment

     No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or in the other relationship with, the Corporation or a Subsidiary. Further, the Corporation and each Subsidiary expressly reserve the right at any time to dismiss a Participant free from any liability, or any claim under the Plan, except as provided herein or in any Award Agreement issued hereunder.

XII.  Governing Law

     To the extent that federal laws do not otherwise control, the Plan shall be construed in accordance with and governed by the laws of the State of New York.

XIII. Savings Clause

     This Plan is intended to comply in all aspects with applicable laws and regulations, including, with respect to those Employees who are officers or directors for purposes of Section 16 of the Exchange Act, Rule 16b-3 under the Exchange Act. In case any one more of the provisions of this Plan shall be held invalid, illegal or unenforceable in any respect under applicable law and regulation (including Rule 16b-3), the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provision shall be deemed null and void; however, to the extent permissible by law, any provision which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Plan to be construed in compliance with all applicable laws (including Rule 16b-3) so as to foster the intent of this Plan.

XIV.  Effective Date and Term

     The Plan shall become effective upon adoption by the Board of Directors. The Plan shall be submitted for the approval of the shareholders of Ampal at a meeting constituting a quorum within one year following the adoption of the Plan by the Board of Directors, and all Awards granted prior to such approval shall be subject thereto. The Plan shall be approved by the affirmative vote of the holders of a majority of the shares of the capital stock of Ampal entitled to vote at such meeting. In the event such adoption or approvals are withheld, the Plan and all Awards which may have been granted thereunder shall become null and void. The Plan shall terminate on the tenth anniversary of its effective date. No Awards shall be granted after the termination of the Plan.

PROXY

                       AMPAL-AMERICAN ISRAEL CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED FOR THE NOMINEES AND PROPOSALS LISTED IN THE ACCOMPANYING PROXY STATEMENT, IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED.

The undersigned hereby constitutes and appoints RAZ STEINMETZ, YEHOSHUA GLEITMAN and ISAIAH HALIVNI, and each of them, as proxies with full power of substitution in each, to represent the undersigned and vote all shares of Class A Stock of the undersigned at the Annual Meeting of Shareholders of Ampal-American Israel Corporation to be held at the offices of Bank Hapoalim B.M., 1177 Avenue of the Americas, 14th Floor, New York, New York, on Tuesday, June 9, 1998, at 9:00 A.M., and at any adjournments thereof as follows:

            (Continued, and to be signed and dated on reverse side)


                                                                                                          Please mark
                                                                                                          your vote as    / X /
                                                                                                          indicated in
                                                                                                          this sample

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.                                       THE BOARD OF DIRECTORS RECOMMENDS
                                                                                                  VOTES FOR PROPOSALS 2 AND 3.
1. ELECTION OF DIRECTORS

FOR all nominees         WITHHOLD              Nominees: M. Arnon, B. Benbassat, Y. Elinav, H.     2. Approval of the Ampal-American
listed to the right     AUTHORITY              Peled, S. Ravid, M. Sonnenfeldt, D. Steinmetz,         Israel Corporation 1996
(except as marked   to vote for all nominees   and R. Steinmetz                                       Long-Term Incentive Plan.
to the contrary)     listed to the right
    /  /                   /  /                (INSTRUCTION: To withhold authority to vote          FOR     AGAINST     ABSTAIN
                                               for any individual nominee(s), print the name       /  /      /  /        /  /
                                               of such nominee(s) below.)
                                               ---------------------------------------------

3. Approval of the grant of options and                         4. In their discretion, upon each other matter as may properly
   purchase rights to Dr. Yehoshua Gleitman.                       come before the meeting.
    FOR     AGAINST     ABSTAIN
   /  /      /  /        /  /




                                                                                        Dated:                             , 1998
                                                                                              -----------------------------

                                                                                        -----------------------------------
                                                                                        Signature

                                                                                        -----------------------------------
                                                                                        Signature

                                                                                        Please sign exactly as name appears. If
                                                                                        acting as attorney, executor, trustee or
                                                                                        in other representative capacity, sign
                                                                                        name and title.

-----------------------------------------------------------------------------------------------------------------------------------
                                                      FOLD AND DETACH HERE
